Exhibit 10.14.1

                                                                    No. E039T01A

                                   AMENDMENT


     THIS AMENDMENT is entered into as of February 11, 1997 between COBANK, ACB ("CoBank") and ALLIANCE FARMS COOPERATIVE ASSOCIATION, Kansas City, Missouri (the "Company").

                                   BACKGROUND

     CoBank and the Company are parties to a Multiple Advance Term Loan Supplement dated May 19, 1995 (such agreement, as previously amended, is hereinafter referred to as the "Supplement"). CoBank and the Company now desire to amend the Supplement. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Section 3 of the Supplement is hereby amended and restated to read as follows:

     SECTION 3. TERM. Subject to the conditions hereinafter set forth, the term of the Commitment shall be from the date as of which this Supplement is entered into, up to but not including August 31, 1997, or such later date as CoBank may, in its sole discretion, authorize in writing.

2. Except as set forth in this amendment, the Supplement shall continue in full force and effect as written.


     IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                   ALLIANCE FARMS COOPERATIVE
                               ASSOCIATION


By:                           By:

Title:                              Title: